Exhibit 99.1
n e w s   r e l e a s e
QLT ACQUIRES LEADING EDGE OCULAR DRUG DELIVERY SYSTEM FROM FORSIGHT LABS

For Immediate Release	October 9, 2007
VANCOUVER, CANADA—QLT Inc. (NASDAQ: QLTI; TSX: QLT) announced today that it has entered into an agreement under which QLT will acquire privately held ForSight Newco II, Inc. The acquisition includes ForSight Newco II’s proprietary ocular punctal plug drug delivery system with the potential for future multi-product opportunities. The first clinical candidate utilizing this leading edge platform technology will target glaucoma.
“This acquisition is a clear strategic fit. It complements our expertise in ophthalmology, and it supports our goal to expand our pipeline of ocular products,” said Bob Butchofsky, President and Chief Executive Officer of QLT. “We believe that our proprietary system for delivery of medications to the eye using punctal plugs will be an important therapeutic advance in the field of ophthalmology, and could become a key contributor to our future growth.”
Under the terms of the agreement, QLT will acquire all of the outstanding shares of ForSight Newco II for $42 million on closing along with future milestone payments and royalties on net sales of products. The milestone payments consist of a one-time $5 million payment upon the initiation of a phase III clinical trial for the first product, $20 million on first commercialization of each of the first two products using ForSight Newco II’s proprietary technology and $15 million on first commercialization of each subsequent product. The acquisition is expected to close early in the fourth quarter of 2007 and is subject to customary closing conditions. On completion of the acquisition, ForSight Newco II will become a wholly-owned subsidiary of QLT.
In order to facilitate the Company’s focus on innovative ocular drug delivery, QLT plans to continue its divestment of non-core assets, including selling the vacant property adjacent to its headquarters in Vancouver, British Columbia. In addition, the Company plans to monetize the value built up in its headquarters by obtaining a mortgage or other financial structures.
“We are very excited to work with the experienced drug and device development teams at QLT to advance this technology,” said Eugene de Juan Jr., M.D., Founder and Vice-Chairman of ForSight Labs. “We think this is a very significant technology that could ultimately lead to a sea of change in the way medications are delivered to the eye.”
ForSight Newco II’s proprietary punctal plugs are a non-invasive drug delivery system capable of delivering a variety of drugs to the eye over time through controlled release to the tear film.

Sustained release punctal plugs could potentially replace eye drops for glaucoma, dry eye, allergies and postoperative care, which represent a $6 billion market. In addition, plugs may provide a more effective, convenient and reliable treatment alternative that could ultimately improve patient compliance with their medication and outcomes for their disease.
Through this acquisition, QLT, through its wholly-owned subsidiary, will obtain worldwide rights to commercialize ForSight Newco II’s proprietary punctal plug technology combined with any active pharmaceutical ingredient, and will lead and fund future development efforts in this program. QLT plans to initiate a Phase I/II clinical trial with the first product using ForSight Newco II’s proprietary technology for the treatment of glaucoma in the first half of 2008. Glaucoma affects approximately 65 million people worldwide and is the second leading cause of blindness. Approximately 99% of glaucoma patients are treated with topical medications, 4–6% receive surgery and on average each diagnosed patient has multiple visits to ophthalmologist per year. Compliance with topical eye drop medications in glaucoma patients is poor, with approximately half of treated patients not refilling their prescription after the first six months of therapy. In spite of this, the glaucoma market continues to grow and in the U.S. represents a $1.7 billion market.
About ForSight Labs, LLC
ForSight New Co. II is the second company to be spun out of ForSight Labs, LLC (www.forsightlabs.com), an ophthalmic technology incubator established in 2005, by renowned retinal surgeon, Eugene de Juan, Jr. M.D. in collaboration with The Foundry (www.thefoundry.com). ForSight is backed by investors Morgenthaler Ventures (www.morgenthaler.com), Split Rock Partners (www.splitrock.com), and Versant Ventures (www.versantventures.com). ForSight Labs, LLC is a community of ophthalmic innovation focused on improving the sight, care, and quality of life of visually impaired patients by creating high-impact eye care companies. ForSight Labs is based in Menlo Park, California.
About QLT Inc.
QLT Inc. is a global biopharmaceutical company dedicated to the discovery, development and commercialization of innovative therapies. Our research and development efforts are focused on pharmaceutical products in the fields of ophthalmology and dermatology. In addition, we utilize two unique technology platforms, photodynamic therapy and Atrigel®, to create products such as Visudyne® and Eligard®. For more information, visit our web site at www.qltinc.com.
Conference Call Information
QLT Inc. will hold an investor conference call to discuss the agreement with ForSight Newco II, Inc. on Tuesday, October 9 at 8:30 a.m. ET (5:30 a.m. PT). The call will be broadcast live via the Internet at www.qltinc.com. To participate on the call, please dial 1-800-319-4610 (North America) or 604-638-5340 (International) before 8:30 a.m. ET. A replay of the call will be available via the Internet and also via telephone at 1-800-319-6413 (North America) or 604-638-9010 (International), access code 5396, followed by the “#” sign.

QLT Inc.:
Vancouver, Canada
Therese Hayes
Telephone: 604-707-7000 or 1-800-663-5486
Fax: 604-707-7001
Atrigel is a registered trademark of QLT USA, Inc.
Visudyne is a registered trademark of Novartis AG.
Eligard is a registered trademark of Sanofi-aventis.
QLT Inc. is listed on The NASDAQ Stock Market under the trading symbol “QLTI” and on The Toronto Stock Exchange under the trading symbol “QLT.”
Certain statements in this press release constitute “forward-looking statements” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws. Such statements include, but are not limited to, the statements relating to our plans to dispose of or monetize value in certain non-core assets, statements relating to our proposed acquisition of ForSight Newco II, Inc., including our expectation that the acquisition will be successfully completed, anticipated scope and cost of development work, potential targets, potential future product opportunities and growth and timing of closing, and statements containing words such as “expects,” “will,” “could,” “intends,” “should,” “may,” “plans,” “believes,” “potential” and similar expressions that do not relate to historical matters. These forward-looking statements are only predictions which involve known and unknown risks, uncertainties and other factors that may cause actual events or results to differ materially. Factors that could cause actual events or results to differ materially include, but are not limited to: the risk that the proposed acquisition fails to close due to closing conditions not being satisfied or for any other reason, uncertainties relating to development and commercialization of products and technologies and associated costs, the safety and effectiveness of the acquired technology, the timing, expense and uncertainty associated with the regulatory approval process for products, uncertainties regarding our future operating results, the general competitive condition in the biotechnology and drug delivery industry and general economic conditions, fluctuations in the real estate market and interest rates; and other risk factors which are described in detail in QLT’s Annual Information Form on Form 10-K, quarterly reports on Form 10-Q, Registration Statement on Form S-4 and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on our current expectations and QLT does not assume any obligation to update such information to reflect later events or developments, except as may be required by law.